SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2003

EPIX Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street
Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 250-6000

Item 5.    Other Events.

On May 27, 2003, Epix Medical, Inc. and Schering AG issued a press release announcing that they have formed a broad alliance for the discovery, development and commercialization of novel molecularly-targeted contrast agents for magnetic resonance imaging (MRI).  The alliance is comprised of two areas of collaboration:  1) an exclusive development and commercialization partnership for EP-2104R, EPIX’ product candidate for the detection of thrombus (blood clots); and 2) an exclusive research partnership to discover novel compounds for MRI.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated May 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc.
(Registrant)

Date: May 27, 2003	/s/	Peyton J. Marshall
Peyton J. Marshall
Senior Vice-President,
Finance and Administration,
Chief Financial Officer